UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2026

LIFEMD, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39785	76-0238453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

236 Fifth Avenue, Suite 400

New York, NY 10001

(Address of principal executive offices, including zip code)

(866) 351-5907

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LFMD	The Nasdaq Global Market
8.875% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	LFMDP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On September 15, 2026, LifeMD, Inc. (the “Company” or “LifeMD”) announced an exclusive strategic collaboration with AT&T Services, Inc. (“AT&T”), whereby eligible AT&T wireless and fiber customers receive a complimentary LifeMD membership.

The parties entered into a Subscriber Health & Wellness Collaboration Agreement, providing for a multi-phase launch that will initially cover a limited number of states and then expand into a nationwide offering. The Company initially will pay AT&T a fixed fee per lead, with subsequent compensation to be negotiated. The parties will establish a joint steering committee to provide strategic oversight and governance of the project and the parties’ respective obligations, including marketing, budget, creative, pricing, performance, and dispute resolution.

Subject to earlier termination under certain circumstances, the Agreement has an initial term of one year with automatic renewal for successive one-year periods unless either party provides 90 days’ written notice of non-renewal. The agreements contain customary representations, warranties and covenants by each of the parties, and indemnification provisions under which the parties have agreed, subject to certain limitations, to indemnify each other against certain liabilities.

The Company issued a press release announcing the exclusive partnership. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including the press release, that is required to be disclosed solely by reason of Regulation FD. The Company undertakes no duty or obligation to publicly update or revise the information contained in this Current Report on Form 8-K, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

The information provided under this Item 7.01 of this Current Report on Form 8-K, including the press release, is “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statements Regarding Forward-Looking Information

This Current Report on Form 8-K, including the press release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the expected launch timing, scope, pricing, and benefits of the AT&T strategic collaboration; the duration of the program; the number of states in which the program will be available and any potential expansion; the parties’ planned promotional and consumer education initiatives; expected patient demand and access; and the anticipated benefits of the collaboration to patients and to each company. Words such as “expect,” “believe,” “will,” “designed to,” “anticipate,” and similar expressions identify forward-looking statements. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including risks related to the commercial launch and adoption of the program, changes in federal or state laws governing telehealth prescribing of controlled substances, regulatory and compliance requirements applicable to telehealth, pharmacy, and pharmaceutical promotion, and the other risks described in each company’s filings with the Securities and Exchange Commission, including LifeMD’s most recent Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to update forward-looking statements except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 15, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEMD, INC.

Dated:	September 15, 2026	By:	/s/ Eric Yecies
Chief Legal Officer and General Counsel